Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

(Not to be used for Signature Guarantees)

To

Offer to Exchange Each Outstanding Share of Common Stock

of

EXACT SCIENCES CORPORATION

for

$1.50 in shares of Common Stock

(with a floating exchange ratio that is within a collar

and a fixed exchange ratio outside the collar as

described in the Prospectus/Offer to Exchange)

of

SEQUENOM, INC.

Pursuant to the Offer to Exchange by

ESC ACQUISITION SUB, INC.

Pursuant to the Prospectus/Offer to Exchange dated January 27, 2009

THE EXCHANGE OFFER (AS DEFINED BELOW) AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK TIME, ON MARCH 24, 2009 , UNLESS THE EXCHANGE OFFER IS EXTENDED (AS EXTENDED, THE “EXPIRATION DATE”). SHARES OF EXACT SCIENCES COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Exchange Offer by stockholders of EXACT Sciences Corporation, a Delaware corporation (“EXACT Sciences”), desiring to tender shares of EXACT Sciences common stock, par value $0.01 per share (the “EXACT Sciences Shares”) if (1) certificates evidencing the EXACT Sciences Shares are not immediately available, (2) the procedure for book-entry transfer cannot be completed on a timely basis or (3) time will not permit all required documents to reach BNY Mellon Shareowner Services (the “Exchange Agent”) on or prior to the Expiration Date. This Notice of Guaranteed Delivery must be delivered to the Exchange Agent at one of its addresses set forth below or transmission to the facsimile number set forth below and must include a signature guarantee by a financial institution that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc. or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each, an “Eligible Institution”) in the form set forth herein. For additional information, see the section entitled “The Exchange Offer—Guaranteed Delivery” in the Prospectus/Offer to Exchange, dated January 27, 2009 (the “Prospectus”).

The exchange agent for the exchange offer is:

BNY Mellon Shareowner Services

By Mail:	By Facsimile Transmission:	By Overnight Courier or Hand:
Mellon Investor Services LLC Attn: Corporate Action Dept. 27th Floor P.O. Box 3301 South Hackensack, NJ 07606	For Eligible Institutions Only: (201) 680-4626 For Facsimile Confirmation Call: (201) 680-4860	Mellon Investor Services LLC Attn: Corporate Action Department, 27th Floor 480 Washington Boulevard Jersey City, NJ 07310

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE EXCHANGE AGENT AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR EXACT SHARES TO THE EXCHANGE AGENT WITHIN THE PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to ESC Acquisition Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Sequenom, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Prospectus, and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Exchange Offer”), receipt of which is hereby acknowledged, the number of EXACT Sciences Shares set forth below pursuant to the guaranteed delivery procedure set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery”. Unless the context otherwise requires, all references to the “Shares” shall refer to the EXACT Sciences Shares.

Number of Shares Tendered

Certificate Number(s) (If Available):

Name of Tendering Institution:

Name(s) of Record Holder(s):

Taxpayer Identification or Social Security Number:

Check box if Shares will be tendered by Book-Entry Transfer: ☐

Account Number:

Address(es):

(Include Zip Code)

Area Code and Telephone Number(s):

Dated:	, 200

Signature:
(Signature(s) of Holder(s))

This Notice of Guaranteed Delivery must be signed by the registered holder(s) of the EXACT Sciences Shares exactly as their name(s) appear on the certificate for the EXACT Sciences Shares, or, if tendered by an Exchange Agent Trust participant, exactly as such participant’s name appears on a security position listing as the owner of the EXACT Sciences Shares, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery.

Please provide title if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting as a fiduciary or in a representative capacity.

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE

(Not to Be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program or the Stock Exchange Medallion Program, or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Exchange Act), guarantees (a) that the above named person(s) “own(s)” the EXACT Sciences Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of EXACT Sciences Shares complies with Rule 14e-4 under the Exchange Act and (c) to deliver to the Exchange Agent the EXACT Sciences Shares tendered hereby, in proper form of transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees and certificates for the EXACT Sciences Shares, or an agent’s message (as defined in the Prospectus) in the case of a book-entry delivery, and any other required documents within three (3) NASDAQ Stock Market trading days after the date hereof.

The eligible guarantor institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for EXACT Sciences Shares to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name:
Please Print or Type

Title:

Date:

NOTE:	DO NOT SEND CERTIFICATES FOR THE EXACT SCIENCES SHARES WITH THIS NOTICE. CERTIFICATES SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.